Exhibit 99.1

     ProAssurance Raises $10 Million Through Second Placement of
                      Trust Preferred Securities

    BIRMINGHAM, Ala.--(BUSINESS WIRE)--May 12, 2004--ProAssurance Corporation (NYSE:PRA) announced today that it has raised $10 million through a privately placed offering of trust preferred securities. The Company has now raised a total of $23 million through the placement of trust preferred securities since April 29, 2004.
    As with the prior placement, the securities mature in 30 years and bear a floating interest rate equal to LIBOR plus 3.85%. The interest rate will be adjusted quarterly to reflect changes in LIBOR and can rise to no more than 12.5%. The securities may be called at par by the Company any time after five years from closing. There are no early redemption rights for holders of the securities.
    The proceeds of the placement will be available for general corporate purposes. ProAssurance currently plans to use most of the funds to ensure that its capital is adequate to support the growth of its professional liability insurance business. ProAssurance's Chairman and Chief Executive Officer, A. Derrill Crowe, M.D., said, "We continue to see opportunities throughout our states of operation to add quality risks at appropriate pricing. We are committed to ensuring that we have the capital to meet the needs of those insureds and to respond to other opportunities that may arise during the year." The Company stated on its recent conference call that it anticipated raising as much as $45 million through the placement of trust preferred securities.
    A wholly-owned, specially-created subsidiary of ProAssurance is selling trust preferred securities to a pooling and securitization entity, I-Preferred Securities IV, Ltd., which will place the pooled securities with institutional investors.

    About ProAssurance Corporation

    ProAssurance Corporation is a specialty insurer with almost $3.0 billion in assets and more than $740 million in gross written premiums. As the nation's fourth largest writer of medical professional liability insurance, ProAssurance's principal professional liability subsidiaries, The Medical Assurance Company, Inc., ProNational Insurance Company, and Red Mountain Casualty Insurance Company, Inc., are recognized leaders in developing solutions which serve the needs of the evolving health care industry. ProAssurance is the tenth largest writer of personal auto coverage in Michigan through its subsidiary, MEEMIC Insurance Company. A.M. Best assigns a rating of "A-" (Excellent) to ProAssurance and its principal subsidiaries; Standard & Poor's assigns the Company's principal professional liability carriers a rating of "A-" ("Strong).

    Caution Regarding Forward Looking Statements

    This news release contains historical information as well as forward-looking statements that are based upon ProAssurance's estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that convey the Company's view of future events and trends in the medical professional liability insurance marketplace are expressly designated as Forward Looking Statements. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2003. In view of the many uncertainties inherent in the forward-looking statements made in this document, the inclusion of such information should not be taken as representation by the Company or any other person that ProAssurance's objectives or plans will be realized. ProAssurance expressly disclaims any obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise, except as required by law.

    CONTACT: ProAssurance Corporation, Birmingham
             Frank B. O'Neil, 800-282-6242; 205-877-4461
             foneil@ProAssurance.com
             www.ProAssurance.com